Exhibit 10.44

AMENDMENT NO. 1 TO RELATIONSHIP AGREEMENT

This Amendment (the “Amendment”) amends that certain Relationship Agreement dated as of January 1, 2010 (“Effective Date”) by and between Upromise, Inc. (“Upromise”) and Rewards Network Establishment Services Inc. (“RN”), as amended (collectively, the “Agreement”), and is effective as of January 1, 2010 (the “Amendment Effective Date”), in the manner and to the extent set out below. Capitalized terms used herein and not otherwise defined, shall have the meaning attributed to them in the Agreement.

WHEREAS the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	The Parties agree that the second and third sentences of Section 11.1, which read as follows:

“The Parties expect to negotiate and enter into a new agreement that would replace this agreement prior to the expiration of the Initial Term. However, in the event the Parties do not enter into a replacement agreement prior to the expiration of the Initial Term, upon expiration of the Initial Term, this Agreement will automatically be renewed for additional one-year terms (each a “Renewal Term” and collectively with the Initial Term, the “Term”) unless one Party gives the other Party written notice at least one hundred and twenty (120) days prior to the scheduled expiration of such Initial Term or Renewal Term that it does not wish to renew this Agreement.”

be deleted and replaced with the following sentence:

“Upon expiration of the Initial Term, this Agreement will automatically be renewed for additional one-year terms (each a “Renewal Term” and collectively with the Initial Term, the “Term”) unless one Party gives the other Party written notice at least one hundred and twenty (120) days prior to the scheduled expiration of such Initial Term or Renewal Term that it does not wish to renew this Agreement.”

2.	This Amendment constitutes an amendment of the Agreement and, except as expressly amended, modified or supplemented in this Amendment, all other provisions of the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

UPROMISE, INC.		REWARDS NETWORK ESTABLISHMENT SERVICES INC.

By:	/s/ David Coppins	By:	/s/ Ronald L. Blake

Name:	David Coppins	Name:	Ronald L. Blake

Title:	SVP, OLM & Partner Mgmt	Title:	President & CEO

2